May 7, 2026

Media Contact:
Media Relations
newsroom@alaskaair.com

Alaska Air Group Announces Pricing of Senior Notes Offering

SEATTLE — Alaska Air Group, Inc. (the “Company”) today announced the pricing of the previously announced private offering (the “Offering”) of $500 million aggregate principal amount of 6.5% senior notes due 2031 (the “Notes”) by Alaska Airlines, Inc. (“Alaska”). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The Company also announced that its indirect wholly owned subsidiary, AS Mileage Plan IP Ltd. (“Loyalty Issuer”), expects to incur a new incremental tranche of $500 million senior secured term loans (the “Incremental Term Loan Facility” and, together with the Notes, the “Financings”) under the Term Loan Credit and Guaranty Agreement, dated as of October 15, 2024 (the “Existing Term Loan Facility”).

Alaska intends to close the Financings on or about May 12, 2026, subject to the satisfaction of customary conditions. Alaska intends to use the borrowings under the Incremental Term Loan Facility, after deducting fees and expenses payable by the Company, (i) to fund the reserve account for the Incremental Term Loan Facility and (ii) to fund a collection account, and the proceeds deposited into the collection account will be used to make an intercompany loan to Alaska on the closing date of the Offering (the “Intercompany Loan”). Alaska intends to use the proceeds from the Intercompany Loan and the Offering for general corporate purposes.
The Incremental Term Loan Facility will be (i) fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by Alaska and AS Mileage Plan Holdings Ltd. and on an unsecured basis by the Company (together, the “Guarantors”) and (ii) secured, on a senior, first-priority basis by the Guarantors’ right, title and interest in certain collateral associated with Alaska’s customer loyalty program, Atmos Rewards, which also secures Loyalty Issuer’s existing $625 million 5.021% senior secured notes due 2029 and the $625 million 5.308% senior secured notes due 2031 (collectively, the “Loyalty Notes”). The Incremental Term Loan Facility will be secured on an equal and ratable basis with the Existing Term Loan Facility and the Loyalty Notes and will rank pari passu in right of payment with the Existing Term Loan Facility and the Loyalty Notes.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction. The Notes are being offered only to persons reasonably believed to be “qualified institutional buyers” in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Notes offered will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws.

Forward-Looking Statements

Forward-looking statements in this press release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s intentions and expectations regarding revenues as well as statements regarding the Financings described in this press release. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors include, among others, competition; labor costs, relations and availability; general economic conditions; increases in operating costs, including fuel; uncertainties regarding the ability to successfully integrate operations following the acquisition of Hawaiian Holdings, Inc., and the ability to realize anticipated cost savings, synergies, or growth from the acquisition; inability to meet cost reduction and other strategic goals; seasonal fluctuations in demand and financial results; supply chain risks; events that negatively impact aviation safety and security; uncertainties related to market conditions and the completion of the Financings on the anticipated terms or at all; and changes in laws and regulations that impact our business and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of the Offering. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
About Alaska, Hawaiian and Horizon
Alaska Airlines, Hawaiian Airlines and Horizon Air are subsidiaries of Alaska Air Group, and McGee Air Services is a subsidiary of Alaska Airlines. We are a global airline with hubs in Seattle, Honolulu, Portland, Anchorage, Los Angeles, San Diego and San Francisco. We deliver remarkable care as we fly our guests to more than 140 destinations throughout North America, Latin America, Asia, the Pacific and Europe. Guests can book travel at alaskaair.com and hawaiianairlines.com. Alaska and Hawaiian are members of the oneworld alliance. Members of our Atmos Rewards loyalty program can earn and redeem points with oneworld airlines and our additional global partners that serve over 1,000 worldwide destinations. Learn more about what’s happening at Alaska and Hawaiian at news.alaskaair.com. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”

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